SCHEDULE 14A INFORMATION

            Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934
                       (Amendment No. ___)


Filed by the Registrant     [X]

Filed by a Party other than the Registrant

Check the appropriate box:

     Preliminary Proxy Statement

     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

     Definitive Additional Materials

     Soliciting Material Pursuant  to  Section  240.14a-11(c)  or
     Section 240.14a-12


                              SHOWBOAT, INC.
        (Name of Registrant as Specified In Its Charter)

                           Not Applicable
  (Name of Person(s) Filing Proxy Statement, if other than the
                           Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

     Fee  computed  on  table  below  per Exchange Act Rules 14a-
     6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

     Fee paid previously with preliminary materials.

     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                          Showboat, Inc.

             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           May 29, 1997


To the Shareholders of Showboat, Inc.:

     The Annual Meeting of Shareholders of Showboat, Inc. ("Company") will be held at the Memphis Room, Showboat Hotel, Casino and Bowling Center, 2800 Fremont Street, Las Vegas, Nevada 89104, on Thursday, May 29, 1997, at 10:00 a.m., local time, for the following purposes:

     (1) To elect four directors each to serve a three year term;

     (2) To  approve  the Showboat, Inc. 1996 Stock  Appreciation
         Rights Plan;

     (3) To ratify the Board's selection of KPMG Peat Marwick as independent public accountants to examine and report on the Company's financial statements for the fiscal year ending December 31, 1997; and

     (4) To transact such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on March 31, 1997 are entitled to notice of and to vote at the annual meeting. The stock transfer books will not be closed.

     Shareholders are cordially invited to attend the meeting in person. SHAREHOLDERS DESIRING TO VOTE IN PERSON MUST REGISTER AT THE MEETING WITH THE INSPECTOR OF ELECTIONS PRIOR TO THE FIRST VOTE BEING TAKEN AT THE MEETING. IF YOU WILL NOT BE ABLE TO ATTEND THE MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED FORM OF PROXY AND TO RETURN IT WITHOUT DELAY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE SO THAT YOUR SHARES MAY BE REGULARLY VOTED AT THE MEETING.

     A copy of the 1996 Annual Report to Shareholders is enclosed.

                              By order of the Board of Directors,

                              /s/ H. Gregory Nasky
                              H. GREGORY NASKY,
                              Secretary

DATED:  April 18, 1997

                          SHOWBOAT, INC.
                       2800 Fremont Street
                        Las Vegas, Nevada
                              89104

                         PROXY STATEMENT

  This Proxy Statement is furnished to the shareholders of Showboat, Inc. ("Company") in connection with the annual meeting of the Company to be held on May 29, 1997, and at any adjournment thereof, for the purposes indicated and at the place and time specified in the accompanying Notice of Annual Meeting of Shareholders.

  At this annual meeting, the shareholders will have the opportunity to elect four directors each to serve a three year term; to approve the Showboat, Inc. 1996 Stock Appreciation Rights Plan; to ratify the Board of Directors' selection of KPMG Peat Marwick as the Company's independent public accountants for the year ending December 31, 1997; and to transact such other business as may properly come before the meeting.

  The accompanying proxy is solicited by the Board of Directors of the Company. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders on or about April 18, 1997. Any shareholder giving a proxy has the power to revoke it prospectively by giving written notice to the Company, addressed to H. Gregory Nasky, Secretary, at the Company's principal address before the meeting, by delivering to the Company a duly written notice of revocation or an executed proxy bearing a later date, or by notifying the Company at the annual meeting before any vote is taken.

  We hope all the Company's shareholders will attend the annual meeting. Regardless of whether you plan to attend, the Company does request that you sign and date the enclosed proxy and return it promptly to the Company in the enclosed postage prepaid envelope. The shares represented by the enclosed proxy will be voted if the proxy is properly executed and received by the Company prior to the date of the meeting, or any adjournment thereof.

                        VOTING SECURITIES

  The close of business on March 31, 1997 was fixed by the Board of Directors as the record date for determination of the shareholders entitled to vote at the meeting. The securities entitled to vote at the annual meeting consist of shares of $1.00 par value common stock ("Common Stock") of the Company, with each share entitling its owner to one vote. Common Stock is presently the only class of voting securities which is outstanding. At the close of business on March 31, 1997, there were outstanding 16,255,620 shares of Common Stock.

              SECURITY OWNERSHIP OF MANAGEMENT AND
                 CERTAIN OTHER BENEFICIAL OWNERS

  The following table sets forth the number of shares of Common Stock and the number of shares of Common Stock subject to options beneficially owned by the Company's directors and those executive officers named in the Summary Compensation Table (see page 12), by all directors and executive officers as a group, and by persons beneficially owning more than 5% of the outstanding
Common Stock at the close of business on March 31, 1997. The address for all directors and executive officers of the Company is: Showboat, Inc., 2800 Fremont Street, Las Vegas, Nevada 89104. Security ownership was verified with filings with the Securities and Exchange Commission received by the Company, and according to individual verification as of March 31, 1997, which the Company solicited and received from certain beneficial owners listed in the following table:



Name                           Amount and Nature of Beneficial Ownership
                              Number of Shares
                             Beneficially Owned        Number of Shares          Total Number
                              Excluding Shares        Subject to Options          of Shares
                            Subject to Options<F1>   Beneficially Owned<F2>    Beneficially Owned    Percent
J.K. Houssels<F3>              1,178,357<F4>                44,000                 1,222,357            7.5
William C. Richardson              6,000                    12,000                    18,000            *
John D. Gaughan                  174,824<F5>                12,000                   186,824            1.2
Jeanne S. Stewart                377,686                    12,000                   389,686            2.4
Frank A. Modica                   71,169<F6>                 6,000                    77,169            *
H. Gregory Nasky                  15,827<F7>                27,000                    42,827            *
J. Kell Houssels, III            130,717<F8>                56,000                   186,717            1.2
George A. Zettler                  3,405                    10,000                    13,405            *
Carolyn M. Sparks                203,208<F9>                 5,000                   208,208            1.3
Donald L. Tatzin<F10>                  0                    12,000                    12,000            *
Herbert R. Wolfe<F11>              4,550                    10,000                    14,550            *
J. Keith Wallace<F12>              7,500                    22,800                    30,300            *
All directors and executive
 officers as a group
 (20 persons)                  2,240,293                   337,440                 2,577,733          15.6
Massachusetts Financial
 Services Company              1,608,200<F13>                    0                 1,608,200          10.0
Bankers Trust New York
 Corporation                   1,442,300<F14>                    0                 1,442,300           8.9
Neuberger & Berman, LLC        1,214,500<F15>                    0                 1,214,500           7.5


  *Beneficial ownership does not exceed  1%  of  the  outstanding
Common Stock.
  <F1>Unless  otherwise  specifically stated herein, each  person has sole voting power and sole investment power as to the identified Common Stock ownership.
  <F2>Shares   subject   to   currently  exercisable  options  or
otherwise subject to issuance within 60 days of March 31, 1997, pursuant to either the 1989 Directors' Stock Option Plan, the 1989 Executive Long Term Incentive Plan, or the 1994 Executive Long Term Incentive Plan.
  <F3>Mr. Houssels  may  be  deemed   to  be  a  control  person.
Mr. Houssels is the Chairman of the Board of the Company.
  <F4>Mr. Houssels' shareholdings include  11,450  shares held in his individual retirement account and 1,122,207 shares as a trustee of the J.K. and Nancy Houssels 1992 Trust No. 1. He disclaims beneficial ownership of 7,000 shares owned by his wife and such shares are excluded from this table.
  <F5>Mr. Gaughan's  shareholdings  include 86,000 shares held by
Exber, Inc., a Nevada corporation controlled by Mr. Gaughan.
  <F6>Mr. Modica's    shareholdings   include    71,169    shares
beneficially owned by him as trustee of the Frank A. Modica Revocable Family Trust.
  <F7>Mr. Nasky  is an Executive Vice President and Secretary  of
the Company. Mr. Nasky's shareholdings include 1,302 shares owned by Mr. Nasky's wife over which he does not have voting or investment power.
  <F8>Mr. Houssels,  III  is  the  President  and Chief Executive
Officer of the Company. Mr. Houssels, III's shareholdings include 35,700 shares beneficially owned by him as trustee of the J.K. Houssels, Jr. 1976 Trust Agreement.
  <F9>Mrs.   Sparks'   shareholdings   include   126,958   shares
beneficially owned by her as co-trustee of the Fred L. Morledge and Malvina W. Morledge Family Trust and 76,250 shares beneficially owned by her as co-trustee of the Sparks Family Trust.
  <F10>Mr. Tatzin is an Executive Vice President of the Company.
  <F11>Mr. Wolfe is the President  and Chief Executive Officer of
Atlantic City Showboat, Inc.
  <F12>Mr. Wallace is the President  and  Chief Executive Officer
of Showboat Marina Casino Partnership and Showboat Indiana, Inc.
  <F13>Massachusetts Financial Services Company ("MFSC") reported on a Schedule 13G filed on February 11, 1997, that it has sole investment power with respect to all of such shares and sole voting power with respect to 1,607,500 of such shares. MFSC's address is 500 Boylston Street, Boston, Massachusetts 02116.
  <F14>Bankers Trust New York Corporation ("BTNYC"),  the  parent holding  company  of  Bankers  Trust Company  and indirect parent holding company of BT Australia Limited, reported on a Schedule 13G filed on February 14, 1997, that it has sole investment power with respect to all of such shares and sole voting power with respect to 1,265,000 of such shares. BTNYC's address is 280 Park Avenue, New York, New York 10017.
  <F15>Neuberger  &  Berman,  LLC  ("Neuberger")  reported  on  a
Schedule 13G filed on February 13, 1997, that it has sole voting power as to 43,000 of the 1,214,500 shares beneficially owned by it and Neuberger disclaims beneficial ownership as to 2,500 shares owned by principals of Neuberger and such shares are excluded from this table. Neuberger's address is 605 Third Avenue, New York, New York 10158-3698.



                       ELECTION OF DIRECTORS

  The Bylaws of the Company provide for a Board of Directors consisting of nine persons who are elected for staggered terms of three years each. Four directors' terms expire at this meeting; three in 1998; and two in 1999. Directors are to serve until their successors are elected and have been qualified.

  Each Company director may be required to be found suitable or qualified to serve as a director by the gaming regulatory authorities in jurisdictions in which the Company does business. All present directors of the Company who were required to be found suitable or qualified have been found suitable or qualified by the applicable gaming regulatory authority. Should any director no longer be found suitable or qualified by any gaming regulatory authority having jurisdiction over the Company, that director shall become ineligible to continue to serve on the Board of Directors and a majority of the remaining directors may appoint a qualified replacement to serve as a director until the next annual meeting of shareholders.

  If the enclosed proxy is duly executed and received in time for the meeting, and if no contrary specification is made as provided therein, the proxy will be voted in favor of electing the nominees, John D. Gaughan, Frank A. Modica, H. Gregory Nasky and J. Kell Houssels, III, each for a three-year term of office. All of the nominees have consented to serve if elected and the Board of Directors presently has no knowledge or reason to believe that any of the nominees will be unable to serve. If any such nominee shall decline or be unable to serve, the proxy will be voted for such person as shall be designated by the Board of Directors to replace any such nominee. Any vacancies on the Board of Directors which occur during the year will be filled, if at all, by the Board of Directors through an appointment of an individual to serve only until the next annual meeting of shareholders. There will not be cumulative voting for the election of directors.

  THE  BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN  FAVOR
OF  THE  ELECTION OF MESSRS. GAUGHAN, MODICA, NASKY AND HOUSSELS,
III.

    INFORMATION CONCERNING BOARD OF DIRECTORS, NOMINEES THERETO
                      AND EXECUTIVE OFFICERS

  The following information is furnished with respect to each member of the Board of Directors, or nominee thereto, each of whom, unless otherwise indicated, has served as a director continuously since the year shown opposite his or her name. Similar information is presented for the executive officers who are not directors. There are no family relationships between or among any of the Company's directors, nominees to the Board of Directors or executive officers, except J.K. Houssels and Jeanne S. Stewart formerly were married and are the parents of
J. Kell Houssels, III.

Identification of Directors and Nominees



                                                Director
Name and Position with the Company<F1>   Age     Since   Background Information<F1>

J.K. HOUSSELS                             74    1960     Until  May  1994,  President and
(Term expires in 1998)                                   Chief  Executive  Officer of the
  Chairman of the Board of the Company,                  Company;  since  November  1974,
  Showboat  Operating Company and Ocean                  Vice  Chairman  of  the Board of
  Showboat,   Inc.;   Director  of  the                  Directors  of  Union Plaza Hotel
  Company and all subsidiaries.                          and  Casino,  Inc.,  Las  Vegas,
                                                         Nevada.

WILLIAM C. RICHARDSON                     70    1972     Independent financial consultant,
(Term expires in 1998)                                   Los  Angeles,  California; since
  Director  of  the  Company  and Ocean                  California;  since January 1986,
  Showboat, Inc.                                         arbitrator   and   mediator  for
                                                         the     American     Arbitration
                                                         Association  and self regulatory
                                                         organizations.

JOHN D. GAUGHAN                           76    1978     Since November 1974, Chairman of
(Nominee for term expiring in 2000)                      the   Board   and  President  of
  Director   of  the  Company  and  all                  Exber,  Inc.,  doing business as
  subsidiaries.                                          the  El  Cortez  Hotel  and  the
                                                         Western  Hotel  and  Casino, Las
                                                         Vegas,   Nevada;   since   1986,
                                                         Chairman  of  the Board of Union
                                                         Plaza  Hotel and  Casino,  Inc.,
                                                         Las Vegas, Nevada.<F2>

JEANNE S. STEWART                         74    1979     Retired attorney, Las Vegas,
(Term expires in 1998)                                   Nevada.
  Director  of  the  Company  and Ocean
  Showboat, Inc.

FRANK A. MODICA                           69    1980     Until May 1995, Chairman of the
(Nominee for term expiring in 2000)                      Board of Atlantic City Showboat,
  Director   of  the  Company  and  all                  Inc.;   until   February   1995,
  subsidiaries.                                          Executive   Vice  President  and
                                                         Chief Operating  Officer  of the
                                                         Company  and President and Chief
                                                         Executive  Officer  of  Showboat
                                                         Operating Company; since January
                                                         1995 Director Emeritus of  First
                                                         Security    Bank,   Las   Vegas,
                                                         Nevada;  until   December   1994
                                                         Director of First Security Bank;
                                                         and Director of the Professional
                                                         Bowlers  Association  since June
                                                         1996.

                                  5


                                              Director
Name and Position with the Company<F1>  Age     Since        Background Information<F1>
H. GREGORY NASKY                         54     1983     From  October  1993  to February
(Nominee for term expiring in 2000)                      1995,   Managing   Director  and
  Executive   Vice   President  of  the                  Chief   Executive   Officer   of
  Company;    President    and    Chief                  Showboat  Australia Pty Limited;
  Executive    Officer    of   Showboat                  from   March  1994  to  February
  Development  Company;  Secretary  and                  1995,  Chief  Executive  Officer
  Director   of  the  Company  and  all                  and  Managing Director of Sydney
  subsidiaries.                                          Harbour   Casino;   since  March
                                                         1994, of counsel to the law firm
                                                         Kummer    Kaempfer   Bonner    &
                                                         Renshaw,  Las   Vegas,   Nevada,
                                                         outside  legal  counsel  to  the
                                                         Company;  until  February  1994,
                                                         member of the law firm of Vargas
                                                         &  Bartlett, Las Vegas and Reno,
                                                         Nevada, previous general counsel
                                                         to the Company.

J. KELL HOUSSELS, III                    47     1983     From   May  1993  to  May  1995,
(Nominee for term expiring in 2000)                      President  and  Chief  Executive
  President and Chief Executive Officer                  Officer  of Showboat Development
  of  the  Company  and Ocean Showboat,                  Company;  from  May 1993 to June
  Inc.;   Vice   Chairman  of  Showboat                  1994,    President   and   Chief
  Operating    Company;   Director   of                  Executive  Officer  of  Atlantic
  Showboat,  Inc. and all subsidiaries;                  City    Showboat,   Inc.;   from
  Chairman  of  the  Board  of Atlantic                  January  1990  to May 1994, Vice
  City    Showboat,    Inc.,   Showboat                  President  of  the Company; from
  Development   Company   and  Showboat                  November   1990   to  May  1995,
  Marina    Finance    Corporation;<F3>                  Executive   Vice   President  of
  Chairman  of  the Executive Committee                  Ocean   Showboat,   Inc.;   from
  of Showboat Marina Partnership.<F3>                    January   1990   to   May  1993,
                                                         President  and  Chief  Operating
                                                         Officer    of    Atlantic   City
                                                         Showboat, Inc.

GEORGE A. ZETTLER                        69     1986     Since  February  1994, President
(Term expires in 1999)                                   of    Zimex,    Redondo   Beach,
  Director  of  the  Company  and Ocean                  California;  until January 1994,
  Showboat, Inc.                                         President  World  Trade Services
                                                         Group, Long Beach, California.

CAROLYN M. SPARKS                        55     1991     Co-owner     of    International
(Term expires in 1999)                                   Insurance  Services,  Las Vegas,
  Director  of  the  Company  and Ocean                  Nevada;  since 1988, Director of
  Showboat, Inc.                                         Southwest  Gas Corporation; from
                                                         1988 to July  1996,  Director of
                                                         PriMerit Bank - Federal  Savings
                                                         Bank,  Las  Vegas,  Nevada; from
                                                         1984  to December 1996,  Regent,
                                                         University and Community College
                                                         System of Nevada.

_______________
  <F1>Positions  held  with  the  Company  and any other business experience since 1992 and other directorships in companies with a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended ("Exchange Act") or subject to the requirements of Section 15(d) of the Exchange Act and in companies registered under the Investment Company Act of 1940.
  <F2>Mr. Gaughan also owns the Nevada Hotel and Casino, the Gold
Spike Inn and Casino, and a controlling interest in the Las Vegas Club Hotel & Casino, each of which is located in Las Vegas, Nevada.
  <F3>Showboat  Marina  Casino  Partnership  and  Showboat Marina
Finance Corporation, each an affiliate of the Company, have a class of securities registered under Section 12 of the Exchange Act.



Non-Director Executive Officers

  R. Craig Bird, 50, has been the Chief Financial Officer of the Company since January 1996; the Executive Vice President-Finance and Administration of the Company since June 1994; Executive Vice President-Finance and Administration and Chief Financial Officer of Showboat Development Company since October 1993; and Executive Vice President-Finance, Treasurer and Chief Financial Officer of Showboat Operating Company and Vice President-Financial Administration of Ocean Showboat, Inc. since May 1996. Mr. Bird was Vice President-Financial Administration of Atlantic City Showboat, Inc. from March 1990 to October 1993. He serves at the pleasure of the respective boards of directors.

  Mark J. Miller, 40, has been Executive Vice President-Operations of the Company since June 1995; Vice President-Finance of Ocean Showboat, Inc. since April 1988; Vice President-Finance and Chief Financial Officer of Ocean Showboat, Inc. since April 1991; Executive Vice President-Operations of Showboat Operating Company since May 1996. Mr. Miller has also been a member of the Executive Committee of Showboat Marina Casino Partnership<F> and a director and the Treasurer of Showboat Marina Finance Corporation<1> since March 1996. From July 1994 to June 1995, Mr. Miller served as President and Chief Executive Officer of Atlantic City Showboat, Inc. From October 1993 to July 1994, Mr. Miller served as Executive Vice President and Chief Operating Officer of Atlantic City Showboat, Inc. and he was Vice
President-Finance and Chief Financial Officer of Atlantic City Showboat, Inc. from December 1988 to October 1993. He serves at the pleasure of the respective boards of directors.

  Donald L. Tatzin, 44, has been an Executive Vice President of the Company since March 1995 and the Executive Vice President of Showboat Development Company since April 1993. From May 1996 to October 1996, Mr. Tatzin served as a director of Sydney Harbour Casino Holdings Limited and from March 1996 to October 1996, Mr. Tatzin served as acting Managing Director of Showboat Australia Pty Limited. From May 1995 to October 1996, Mr. Tatzin served as Chairman of, and from March 1996 to October 1996 acting Managing Director of, Sydney Casino Management Pty Limited. Mr. Tatzin has been a consultant with Arthur D. Little, Inc., San Francisco, California since June 1976. He serves at the pleasure of the respective boards of directors.

  Paul S. Harris, 60, has been Executive Vice President-Human Resources of the Company since May 1995; Executive Vice President-Human Resources of Showboat Operating Company since May 1996; and Senior Vice President-Human Resources of the Company from June 1994 to May 1995. Mr. Harris served as Vice President-Organization and Development of Atlantic City Showboat, Inc. from July 1988 to June 1994. He serves at the pleasure of the respective boards of directors.

  Herbert R. Wolfe, 56, has been President and Chief Executive Officer of Atlantic City Showboat, Inc. since June 1995; Executive Vice President and Chief Operating Officer of Atlantic City Showboat, Inc. from July 1994 to May 1995; Senior Vice President of Marketing of Atlantic City Showboat, Inc. from April 1991 to July 1994; Vice President of Marketing of Atlantic City Showboat, Inc. from January 1989 to April 1991; and Director of Marketing of Atlantic City Showboat, Inc. from March 1988 to January 1989. He serves at the pleasure of the board of directors of Atlantic City Showboat, Inc.

  J. Keith Wallace, 55, has been President, Chief Executive Officer and Director of the Executive Committee of Showboat Marina Casino Partnership<1> since March 1996, and Showboat Indiana, Inc. since January 1996; and Director of Showboat Marina Finance Corporation<1> since March 1996. From February 1995 to January 1996, Mr. Wallace was the President and Chief Executive Officer of Showboat Operating Company. From May 1993 to February 1995, he was the President and Chief Executive Officer of Lake Pontchartrain Showboat, Inc. and Showboat Louisiana, Inc. From June 1993 to February 1995, Mr. Wallace served as Executive Vice President and Chief Operating Officer of Showboat Louisiana, Inc. and Lake Pontchartrain Showboat, Inc., respectively. From August 1990 to April 1993, Mr. Wallace was the Vice President and General Manager of Showboat Operating Company. He serves at the pleasure of the respective boards of directors.

  Carlton L. Geer, 42, has been President and Chief Executive Officer of the Las Vegas Showboat since August 1996. From December 1983 to April 1996, Mr. Geer held various positions with Peppermill Hotel Casino, Reno, Nevada, including General Manager from June 1993 to April 1996 and Executive Vice President of Hospitality Operations from September 1989 to June 1993. He serves at the pleasure of the board of directors of Showboat Operating Company.
__________

<1>Showboat  Marina  Casino  Partnership   and  Showboat  Marina
Finance Corporation, each an affiliate of the Company, have a class of securities registered pursuant to Section 12 of the Exchange Act.

  Mark A. Clayton, 31, has been Vice President and General Counsel of the Company and Assistant Secretary of the Company and its subsidiaries since July 1995 and the Assistant Secretary of Showboat Marina Finance Corporation<1> since March 1996. Since June 1996, Mr. Clayton has served as a member of the Silicon Gaming, Inc. Compliance Committee. Mr. Clayton served as Chief of Corporate Securities Division of the Nevada State Gaming Control Board from October 1993 to June 1995; and as Deputy Chief from May 1993 to October 1993. From October 1990 to April 1993, Mr. Clayton was an associate of the law firm of Vargas & Bartlett, the previous general counsel to the Company. He serves at the pleasure of the respective boards of directors.

  M. Brad Straub, 42, has been Vice President-Finance and Treasurer of the Company since January 1996 and Vice President-Finance of Showboat Development and Management Services Division for Showboat Operating Company since November 1993. Mr. Straub served as Director of Financial Administration of the Atlantic City Showboat from April 1993 to November 1993. From May 1989 to April 1993, Mr. Straub served as Director of Internal Audit of the Atlantic City Showboat. He serves at the pleasure of the respective boards of directors.

  Randy  L.  Taylor,  34,  has  been Vice President-Taxation  and
Assistant Treasurer of the Company since January 1996. Mr. Taylor served as Director of Corporate Taxation of the Company from October 1994 to January 1996. From July 1984 to September 1994, Mr. Taylor held various positions with KPMG Peat Marwick, the Company's independent public accountant, including Senior Tax Manager from July 1991 to September 1994. He serves at the pleasure of the respective boards of directors.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of the Common Stock, to file with the United States Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock. Directors, executive officers and greater than ten percent shareholders are required by United States Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1996, all Section 16(a) filing requirements were complied with, except that report of ownership for three transactions, reporting an exercise of an option and sale of 11,000 shares, was inadvertently filed late by Herbert R. Wolfe.

Information Concerning Board and Committee Meetings

  The entire Board of Directors met eight times during the year ended December 31, 1996 and each incumbent director attended at least 75% of the board meetings held and committee meetings held for committees of which each was a member. Messrs. Houssels, Houssels, III and Nasky are the only directors who are employees of the Company.

  The Nominating Committee met one time during the twelve months ended December 31, 1996. The Nominating Committee's responsibilities include: making recommendations regarding the size and composition of the Board of Directors; interviewing potential nominees to the Board of Directors; recommending to the Board of Directors qualified nominees to fill Board of Directors vacancies; developing procedures to identify potential nominees to the Board of Directors; and developing criteria for Board of Directors membership. During 1996, the Nominating Committee consisted of two individuals: Mrs. Stewart served as Chair; and Mr. Zettler served as a member.

  The Nominating Committee will consider nominees to the Board of Directors submitted in writing by shareholders to the Secretary of the Company at least seventy-five days prior to the initiation of solicitation of the shareholders for the election of directors in the event of an election other than at an annual meeting; and seventy-five days before the corresponding date that had been the record date for the previous year's annual meeting or seventy-five days before the date of the next annual meeting of shareholders announced in the previous year's proxy materials in the event of an election at an annual meeting. Such shareholder's written notice to the Secretary shall set forth:
(a) as to each person whom the shareholder proposes to nominate for election or re-election as a director (i) the name, age, business address, and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Company beneficially owned by the person, (iv) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons
(naming    such     person     or     persons)      pursuant   to

__________
<1>Showboat  Marina   Casino   Partnership  and  Showboat  Marina
Finance Corporation, each an affiliate of the Company, have a class of securities registered pursuant to Section 12 of the Exchange Act.

which the nomination or nominations have to be made by the shareholder, (v) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act, and (vi) the consent of such nominee to serve as a director; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by the shareholder.

  The Compensation Committee met nine times during the twelve months ended December 31, 1996. Responsibilities include reviewing the performance of the Company's officers and recommending to the Board of Directors remuneration arrangements and compensation plans involving the Company's directors, executive officers, and key employees, including, but not limited to, the incentive bonus plans for the Company's Las Vegas and Atlantic City operations. The Compensation Committee also serves as the administrators of the 1989 Executive Long Term Incentive Plan and the 1994 Executive Long Term Incentive Plan (collectively, the "Incentive Plans"), and adopted and administers the Showboat, Inc. 1996 Stock Appreciation Rights Plan, which is subject to shareholder approval at the annual meeting. Pursuant to the Incentive Plans, the Compensation Committee makes recommendations to the Board of Directors respecting the grant of options or awards of restricted stock and construes and interprets the Incentive Plans. During 1996, the
Compensation   Committee   consisted    of    two    individuals:
Mr. Richardson served as a member and Mr. Zettler served as Chairman.

  The Audit Committee met seven times during the twelve months ended December 31, 1996. The Audit Committee's responsibilities and functions include: review of reports of independent public accountants to the Company; review of the Company's financial practices, internal controls and policies with officers and key personnel; review of such matters with the Company's independent public accountants to determine the scope of compliance and any deficiencies; select and recommend to the Board of Directors a firm of independent public accountants to audit annually the books and records of the Company; review and discuss the scope of such audit; report periodically on such matters to the Board of Directors; and perform such other functions as the Board of Directors from time to time shall delegate to said committee. During 1996, the Audit Committee consisted of three individuals:
Mr. Gaughan served as a member; Mr. Zettler served as Chairman; and Mrs. Sparks served as a member.

                     EXECUTIVE COMPENSATION

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report on Executive Compensation and the Performance Graph on page 15 shall not be incorporated by reference into any such filings.

Compensation Committee Report on Executive Compensation

  Overview. The Compensation Committee of the Board of Directors ("Compensation Committee") reviews the performance of the Company's officers and recommends to the Board of Directors the executive compensation programs. The Compensation Committee presently consists of Mr. Richardson and Mr. Zettler.

  The compensation philosophy of the Company is based on two central objectives:

     To   provide   competitive   compensation  opportunities to
     attract,   motivate  and  retain  qualified  and  motivated
     executive officers; and

     To   align    the    compensation  paid  to  the  Company's
     executive officers with the Company's financial results and the enhancement of shareholder value.

  The Company's compensation policy is structured so that each executive officer is rewarded for achieving his or her operating objectives identified in a business plan, which objectives include, among other things, operating profit performance.

  Compensation Programs. The Company's compensation programs consist of base salary, an annual incentive bonus, awards of restricted stock, stock options and/or, if approved by the shareholders at the annual meeting, stock appreciation rights. Base salary levels are targeted to fairly recognize each executive officer's market value and historical contributions to the success of the Company in light of the median salary in the relevant market for the equivalent position. The annual incentive bonus is based on actual performance compared to pre-established quantitative and qualitative performance objectives which may include Company, operating subsidiary, and individual components. The Company and operating subsidiary performance is generally measured against the annual budgeted operating profit set forth at the beginning of the year for the Company and/or the particular operating subsidiary applicable to an individual. Individual goals are also set at the beginning of the year for each executive officer, and are approved by the Company's
Compensation Committee. At the end of each quarter, an evaluation of performance compared to all relevant objectives is conducted in order to determine the incentive award amount earned. In no event may an executive officer receive an annual incentive award if pre-established threshold levels of performance are not achieved. The Company's long-term incentive compensation consists of periodic awards of restricted stock and stock options. Awards of restricted stock, which are forfeited if the executive officer fails to be continuously employed by the Company or one of its subsidiaries, provide an incentive to the executive officer to remain in the employ of the Company and to enhance the value of the shares they are awarded. Awards of stock options become exercisable over time and only have value if the Company's Common Stock increases in value.

  The Compensation Committee believes that it is important to compensate executive officers on the basis of individual and Company financial performance, including the enhancement of shareholder value. To this end, the Compensation Committee actively uses the incentive-based compensation programs, namely, annual incentive bonuses and awards of restricted stock and/or stock options. The Company's key executives also participate in a non-qualified supplemental executive retirement plan which is designed to provide a supplemental level of retirement income, taking into account all other sources of income from the Company.

  On September 3, 1996, subject to shareholder approval, the Compensation Committee adopted a 1996 Stock Appreciation Rights Plan (the "Rights Plan") for key executive employees with respect to 800,000 Rights of which 640,000 were awarded to key employees. The Committee recognized the current pattern of consolidation in the gaming industry. The primary purpose of the Rights Plan is to induce key employees to remain with the Company and to compensate them reasonably in the event that a change of control transaction involving the Company should occur. In order to be eligible, the key employee must be in the employ of the Company at the time of the closing of the change of control transaction, with limited exceptions in the case of death, disability and termination without cause. The Rights Plan provides for the award to key employees of stock appreciation rights which upon exercise following a change in control would require the Company to make a cash payment equal to the difference between the grant price, $24.58 with respect to initial grants and thereafter

115% of the fair market value on the date of such grant, and the fair market value of stock on the date of the closing of such change of control transaction.

  The Committee granted awards to certain key executives after considering a number of factors, including the level of compensation and equity participation of such key employees and the level of compensation and equity participation of key executives of other companies in the gaming industry. The Committee also determined that no key executive would receive as a result of a change of control transaction severance payments under the Plan or other compensation aggregating in excess of
2.99 times the five-year average compensation for such executive. Effectively, this would limit the amount of compensation the key executive would receive in the event of a such a transaction and, subject to the satisfaction of other requirements, is intended to qualify such payments for a federal income tax deduction by the Company.

  J. Kell Houssels, III, President and Chief Executive Officer, was granted 113,446 Rights under the Rights Plan. Based upon information available to the Committee, there was recognition that his overall compensation was significantly less than compensation of chief executive officer of other comparable gaming companies.

  None of the other long-term compensation or bonus arrangements were changed.

  Chief Executive Officer. The base salary of J. Kell Houssels, III, the Company's President and Chief Executive Officer, is targeted to fairly recognize his leadership skills and management responsibilities in light of the median level for chief executive officers of similar gaming companies. Mr. Houssels, III's salary was increased from $327,640 to $350,000 for the 1996 fiscal year based upon a review of compensation of similarly sized gaming companies. Mr. Houssels' 1996 salary was significantly below the median level for comparable positions in the industry. Mr. Houssels, III's 1996 annual incentive award was based on pre-established management objectives which included both financial and non-financial objectives. Mr. Houssels, III's financial objectives included a corporate net income objective. Mr. Houssels, III's non-financial objectives included: (i) continual improvement of customer experience and employee satisfaction at all Showboat properties; (ii) identifying development projects and negotiating and signing of definitive documents relating to such development projects all within specified budget criteria; (iii) opening development projects on time and within budget; and (iv) providing value to the corporate organization and creating systems for the development and training of executives. Additionally, Mr. Houssels, III is included in the supplemental executive retirement plan.

March 7, 1997                             COMPENSATION COMMITTEE

                                          William C. Richardson
                                          George A. Zettler,
                                          Chairman

  The following tables set forth compensation received by J. Kell Houssels, III, the Company's President and Chief Executive Officer, and the four other highest paid executive officers of the Company during the last fiscal year, for each year of the three-year period ended December 31, 1996 for services rendered in all capacities to the Company and its subsidiaries:

Summary Compensation Table





                                                                                             Long-Term Compensation
                                                                                                  Awards
                                                                    Other Annual      Restricted         Securities
                                            Annual Compensation     Compensation         Stock            Underlying
Name and Principal Position        Year     Salary($)  Bonus($)        ($)             Awards($)<F2>     Options/SARs(#)<F3>
J. Kell Houssels, III              1996     350,000    160,449             0                 0            0/113,446
 President and Chief Executive     1995     327,640    239,891             0                 0                  0/0
 Officer                           1994     291,808    235,494             0           167,500             40,000/0

H. Gregory Nasky                   1996     325,000     92,564             0                 0             0/73,315
 Executive Vice President          1995     325,000    174,875             0                 0                  0/0
                                   1994     325,000    191,718       109,142<F7>       125,625             30,000/0

Donald L. Tatzin                   1996     342,600          0             0                 0             0/54,734
 Executive Vice President          1995     385,933          0             0                 0                  0/0
                                   1994     396,631          0             0                 0             20,000/0

Herbert R. Wolfe                   1996     263,035    199,086             0                 0                  0/0
 President and Chief Executive     1995     244,536    224,712             0                 0             20,000/0
 Officer of Atlantic City          1994     215,749     94,877             0           125,625             10,000/0
 Showboat, Inc.

J. Keith Wallace                   1996     226,604    150,000        86,429<F13>            0             0/48,546
 President and Chief Executive     1995     222,212    111,973             0                 0             10,000/0
 Officer of Showboat Marina        1994     156,750    112,093             0           125,625             20,000/0
 Casino Partnership and
 Showboat Indiana, Inc.


SUMMARY COMPENSATION TABLE (CONTINUED)




                                  Long-Term Compensation
                                         Payouts<F1>
                                         Long-Term          All Other
                                         Incentive        Compensation
Name and Principal Position              Payouts($)            ($)
J. Kell Houssels, III                     49,000<F4>         21,160<F6>
 President and Chief Executive            30,000<F4>         20,860
 Officer                                 109,600<F5>         25,290

H. Gregory Nasky                          36,750<F8>         21,657<F9>
 Executive Vice President                 22,500<F8>         24,575
                                               0             13,640

Donald L. Tatzin                               0              5,704<F10>
 Executive Vice President                      0                  0
                                               0                  0

Herbert R. Wolfe                          36,750<F8>          23,341<F12>
 President and Chief Executive            22,500<F8>          16,077
 Officer of Atlantic City                 68,500<F11>          7,151
 Showboat, Inc.

J. Keith Wallace                          36,750<F8>           8,368<F14>
 President and Chief Executive            22,500<F8>           6,559
 Officer of Showboat Marina                    0                   0
 Casino Partnership and
 Showboat Indiana, Inc.


  <F1>Amounts  represented in this column were  received  by  the named individuals under either the Company's 1989 Executive Long Term Incentive Plan ("1989 Plan") or the Company's 1994 Executive Long Term Incentive Plan ("1994 Plan"). The restricted shares granted under the 1989 Plan vested over a five-year period, with the last of the restricted shares of Common Stock vesting in March 1994. The restricted shares granted under the 1994 Plan vest over a five-year period, with the last of the restricted shares of Common Stock vesting in March 1999; provided, however, that vesting on all such restricted shares will accelerate to the date of any change in control of the Company.
  <F2>Amounts represented in this  column  equal  the  number  of restricted shares of Common Stock granted to the named individuals under the 1994 Plan, multiplied by the closing bid price of the Company's Common Stock on the New York Stock Exchange on the date of grant, or $16.750 per share. The number and dollar value of unvested restricted shares held on December 31, 1996, based on the closing bid price of the Company's Common Stock of $17 1/4 per share on December 31, 1996, the last trading day in 1996, was: J. Kell Houssels, III - 6,000 shares ($103,500); H. Gregory Nasky - 4,500 shares ($77,625);
Herbert R. Wolfe - 4,500 shares ($77,625); and J. Keith Wallace - 4,500 shares ($77,625). This valuation does not take into account the diminution in value attributable to the restrictions applicable to the restricted shares. Dividends are paid on all restricted shares at the same rate as on unrestricted shares.
  <F3>Amounts represented  in  this  column  equal  the number of shares of Common Stock underlying the stock options and stock appreciation rights granted to the named individuals under the 1994 Plan and the Showboat, Inc. 1996 Stock Appreciation Rights Plan, respectively.
  <F4>This  amount  represents  the vesting of 2,000 shares under the 1994 Plan.
  <F5>This amount represents the  vesting  of  6,400 shares under the 1989 Plan.
  <F6>Of  this  amount,  $6,587  represents excess coverage  life insurance and medical reimbursement costs and $14,573 represents the Company's contribution to Mr. Houssels, III's 401(k) and Restoration Plan account.
  <F7>This amount represents the purchase of 77,000 shares of the capital stock of Sydney Harbour Casino, including a gross-up for taxes incurred, paid to Mr. Nasky as a one-time overseas premium for his work in Sydney, Australia.
  <F8>This amount represents  the  vesting  of 1,500 shares under the 1994 Plan.
  <F9>Of  this  amount,  $7,591 represents excess  coverage  life insurance and medical reimbursement costs and $14,066 represents the Company's contribution to Mr. Nasky's 401(k) and Restoration Plan account.
  <F10>Of  this  amount, $3,129 represents excess  coverage  life insurance and medical reimbursement costs and $2,575 represents the Company's contribution to Mr. Tatzin's 401(k) account.
  <F11>This amount represents the vesting  of  4,000 shares under the 1989 Plan.
  <F12>Of  this  amount, $9,000 represents excess  coverage  life insurance and $14,341 represents the Company's contribution to Mr. Wolfe's 401(k) and Restoration Plan account.
  <F13>Of this amount, $37,281 represents  a  gross-up  for state income taxes incurred, $20,000 represents moving expenses and $29,148 represents a housing allowance.
  <F14>Of this amount, $4,036  represents  excess  coverage  life insurance and $4,332 represents the Company's contribution to Mr. Wallace's 401(k) account.



SAR Grants in Last Fiscal Year



                                            INDIVIDUAL GRANTS
                            Number of
                           Securities      Percent of Total
                           Underlying      SARs Granted to       Exercisable
                          SARs Granted     Employees in         or Base Price     Expiration
Name                        (#)<F1>        Fiscal Year (%)        ($/SH)<F2>       Date<F3>
J. Kell Houssels, III     113,446             17.7                  24.58         09/03/2006
H. Gregory Nasky          73,315              11.5                  24.58         09/03/2006
Donald L. Tatzin          54,734               8.6                  24.58         09/03/2006
Herbert R. Wolfe          79,205              12.4                  24.58         09/03/2006
J. Keith Wallace          48,546               7.6                  24.58         09/03/2006


  <F1>The Compensation Committee of the Board of Directors of the
Company adopted the Showboat, Inc. 1996 Stock Appreciation Rights Plan, subject to shareholder approval at the annual meeting. The stock appreciation rights granted under the plan will be exercisable at any time within 30 days after a change in control of the Company.
  <F2>The exercise price is greater than the closing price of the
Company's Common Stock on the New York Stock Exchange on the date of grant of the stock appreciation rights.
  <F3>Stock  appreciation  rights  granted  under the  plan  will expire on the earlier of (i) September 3, 2006, (ii) 30 days after a change in control of the Company, or (iii) upon the termination of employment of the key employee with the Company other than for certain reasons, such as death, disability, retirement or good cause.
  <F4>Based on the closing price of the Company's Common Stock of
$193/8 per share on September 3, 1996, the date of grant of the stock appreciation rights.



SAR GRANTS IN LAST FISCAL YEAR (CONTINUED)



                                POTENTIAL REALIZABLE
                              VALUE AT ASSUMED ANNUAL
                                   RATES OF STOCK
                                 PRICE APPRECIATION
                                    FOR SAR TERM

Name                         5% ($)<F4>    10% ($)<F4>
J. Kell Houssels, III         791,834      2,912,585
H. Gregory Nasky              511,726      1,882,272
Donald L. Tatzin              382,034      1,405,228
Herbert R. Wolfe              552,838      2,033,490
J. Keith Wallace              338,843      1,246,358


  <F1>The Compensation Committee of the Board of Directors of the
Company adopted the Showboat, Inc. 1996 Stock Appreciation Rights Plan, subject to shareholder approval at the annual meeting. The stock appreciation rights granted under the plan will be exercisable at any time within 30 days after a change in control of the Company.
  <F2>The exercise price is greater than the closing price of the
Company's Common Stock on the New York Stock Exchange on the date of grant of the stock appreciation rights.
  <F3>Stock  appreciation  rights granted  under  the  plan  will expire on the earlier of (i) September 3, 2006, (ii) 30 days after a change in control of the Company, or (iii) upon the termination of employment of the key employee with the Company other than for certain reasons, such as death, disability, retirement or good cause.
  <F4>Based on the closing price of the Company's Common Stock of
$193/8 per share on September 3, 1996, the date of grant of the stock appreciation rights.



Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End
Option/SAR Values



                                                          Number of Securities
                                                         Underlying Unexercised
                                                            Options/SARs at
                                                           December 31, 1996(#)
                          Shares
                         Acquired on        Value
Name                     Exercise(#)     Realized($)    Exercisable     Unexercisable
J. Kell Houssels, III        0                 0        48,000/0         24,000/113,446
H. Gregory Nasky             0                 0        21,000/0          18,000/73,315
Donald L. Tatzin             0                 0         8,000/0          12,000/54,734
Herbert R. Wolfe         8,000            95,736         4,000/0          18,000/79,205
J. Keith Wallace             0                 0        16,800/0          18,000/48,546


  <F1>Based  on  the  closing  bid price of the Company's  Common
Stock of $17 1/4 per share on December 31, 1996, the last trading day in 1996, minus the exercise price of "in-the-money" options and stock appreciation rights, respectively.



Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End
Option/SAR Values (CONTINUED)



                       Value of Unexercised In-the-
                          Money Options/SARs at
                           December 31, 1996 ($)

Name                     Exercisable<F1>   Unexercisable<F1>

J. Kell Houssels, III    308,000/0                0/0
H. Gregory Nasky          70,000/0                0/0
Donald L. Tatzin               0/0                0/0
Herbert R. Wolfe          11,000/0           18,000/0
J. Keith Wallace          57,200/0           18,000/0


  <F1>Based  on  the  closing  bid  price of the Company's Common
Stock of $17 1/4 per share on December 31, 1996, the last trading day in 1996, minus the exercise price of "in-the-money" options and stock appreciation rights, respectively.



Pension Plan Table

  The Company maintains the Supplemental Executive Retirement Plan (the "SERP"), a nonqualified plan for highly compensated employees whose retirement benefits are restricted by limitations of the Internal Revenue Code of 1986, as amended (the "Code") concerning qualified plans such as the 401(k) Plan. In general, a participant will receive a retirement benefit under the SERP equal to a percentage of his final average pay times such participant's years of service up to 15 years, less any benefits payable to such participant under the federal Social Security Act, the 401(k) Plan, or under any stock plan of the Company, with final average compensation being the average of such participant's annual compensation (base salary plus bonus) for his last three consecutive years of service. A participant becomes vested in his benefits under the SERP upon the participant's 65th birthday or upon the participant's completion of 10 years of service if the participant is at least 55 years of age.

  The following table shows, as of December 31, 1996, the approximate annual retirement benefits under the SERP to eligible employees in specified compensation and years of service categories, assuming retirement occurs at age 65 and that benefits are payable only during the employee's lifetime. The estimated retirement benefits provided in the table have not been reduced by the amount of benefits payable to an individual participant under the federal Social Security Act, the 401(k) Plan, or any stock plan of the Company.



3-Years Final                Estimated Annual Benefit ($)
Average Compensation          Years of Service at Age 65
                           10          15        20        25
125,000................  41,667      62,500    62,500    62,500
150,000................  50,000      75,000    75,000    75,000
175,000................  58,333      87,500    87,500    87,500
200,000................  66,667     100,000   100,000   100,000
225,000................  75,000     112,500   112,500   112,500
250,000................  83,333     125,000   125,000   125,000
300,000................ 100,000     150,000   150,000   150,000
400,000................ 133,333     200,000   200,000   200,000
450,000................ 150,000     225,000   225,000   225,000
500,000................ 166,667     250,000   250,000   250,000


ANNUAL RETIREMENT BENEFITS (CONTINUED)



                         Estimated Annual Benefit ($)
3-Years Final              Years of Service at
Average Compensation          Age 65
                               30          35
125,000....................  62,500       62,500
150,000....................  75,000       75,000
175,000....................  87,500       87,500
200,000.................... 100,000      100,000
225,000.................... 112,500      112,500
250,000.................... 125,000      125,000
300,000.................... 150,000      150,000
400,000.................... 200,000      200,000
450,000.................... 225,000      225,000
500,000.................... 250,000      250,000


  The years of service for certain employees as of December 31, 1996, are as follows: Mr. Houssels III, 11 years; Mr. Nasky, 3 years; Mr. Wolfe, 8 years; Mr. Tatzin, 3 years; and Mr. Wallace, 6 years. No benefits have vested under the SERP with respect to any of the five named executive officers.

Employment Agreements

  The Company has Employment Agreements (the "Agreements") with each of the five named executive officers and with eight additional executive officers and other key employees (collectively "employees" and individually "employee"). The Agreements are renewed, unless terminated, on an annual basis. The Agreements provide for severance benefits if the employee is terminated by the Company (other than for cause or by reason of the employee's retirement, death or disability) or by the employee for Good Reason (as defined in the Agreements) within 24 months after a Change in Control (as defined in the Agreements) or, in the case of Mr. Houssels, III, if Mr. Houssels, III's employment is terminated for any reason within 12 months after a Change in Control. Each Agreement provides that, in the event of a Potential Change in Control (as defined in the Agreements), the employee shall not voluntarily resign as an employee, subject to certain conditions, for at least six months after the occurrence of such Potential Change in Control.

  The Agreements provide for: (i) a lump-sum payment equal to 200% of the employee's annual salary if his employment was terminated by the Company or 100% of the employee's annual salary if his employment was terminated by the employee for Good Reason (or, in the case of Mr. Houssels, III, 300% of his annual salary), plus 200% of the average bonuses awarded to the employee for the three fiscal years preceding the employee's termination if the employee's employment was terminated by the Company or 100% of the average bonuses awarded to employee for the three fiscal years preceding employee's termination if the employee's employment was terminated by the employee for Good Reason (or, in the case of Mr. Houssels, III, 300% of his average bonus for the three fiscal years preceding his termination) and (ii) the reimbursement of legal fees and expenses incurred by the employee in seeking to enforce employee's rights under the Agreement. In addition, in the event that payments to the employee pursuant to employee's Agreement would subject such employee to a tax imposed by the Code, the employee may reduce his severance benefits to an amount below the amount which would require the employee to pay such tax. Certain provisions of the Agreement could have the effect of delaying or preventing a Change in Control of the Company. Based on compensation levels as of December 31, 1996, assuming a Change in Control of the Company, each of Messrs. Houssels, III, Nasky, Wolfe, Tatzin and Wallace would be entitled to receive a maximum lump-sum payment of $1,685,834, $956,105, $685,200, $818,419 and $702,585 respectively, under the
Agreements.

Compensation Committee Interlocks and Insider Participation

  The Company's executive compensation is generally determined by the Board of Directors upon the recommendation of the Compensation Committee. However, the Rights Plan was adopted by the Compensation Committee and ratified by the Board of Directors. No member of the Compensation Committee in 1996 was an officer of the Company. Throughout 1996, the Compensation Committee consisted of Mr. Richardson and Mr. Zettler.

Performance Graph

  The following graph compares the cumulative total shareholder return on the Company's Common Stock for the last five years with the cumulative total return on the Standard & Poor's 500 Composite Stock Index and an Industry Peer Group Index.<F1> The graph assumes that $100 is invested at December 31, 1991 in each of the Company's Common Stock, the S&P 500 Index and the Industry Peer Group Index. The total return assumes the reinvestment of dividends.

          [Original Proxy contains Performance Graph following information below]



Company/Index Name            1992      1993      1994      1995      1996

Showboat, Inc.               194.30    186.61    168.90    308.80     202.86
S&P 500 Index                107.62    118.46    120.03    165.13     203.05
Industry Peer Group Index    149.93    161.43    158.58    208.65     249.70


<F1>The   Industry   Peer  Group  Index  includes  the  following
    companies: Alliance Gaming Corp., American Gaming & Entertainment Ltd., Aztar Corp., Bally Entertainment Corp. (which was acquired by Hilton Hotels Corp.), Caesar's World, Inc. (which was acquired by ITT Corporation), Cedar Fair L.P., Circus Circus Enterprises, Inc., Disney (Walt) Company, Elsinore Corp., Grand Casinos Inc., Greate Bay Casino Corp. (f/k/a Pratt Hotel Corp.), Great American Recreation, Inc., Griffin Gaming & Entertainment, Jackpot Enterprises, Inc., Jillians Entertainment Corp., MGM Grand, Inc., Mirage Resorts, Inc., Rio Hotel & Casino, Inc., S-K-I- Ltd. (acquired by American Skiing Company in August
    1996), Sands Regent, Santa Fe Gaming Corp. (f/k/a Sahara Gaming Corp.), and Showboat, Inc. These companies have the Standard Industrial Code 7990 - Miscellaneous Amusement & Recreation Services.



              COMPENSATION OF NON-EMPLOYEE DIRECTORS

Remuneration of Non-Employee Directors

  For 1996, each non-employee director received a retainer of $4,000 per quarter plus attendance fees of $3,500 per scheduled meeting attended and $850 for a special meeting attended. Such fees are paid by the Company and Ocean Showboat, Inc., as applicable. In addition, non-employee members of each committee are paid $850 for each committee meeting attended. Only non-employee directors receive the retainer or attendance fees. Reasonable out-of-pocket expenses incurred in attending scheduled meetings are reimbursed as to all directors.

1989 Directors' Stock Option Plan

  The Company maintains a director stock option plan entitled the 1989 Directors' Stock Option Plan ("Option Plan"). The Option Plan is designed to encourage non-employee directors to take a long-term view of the affairs of the Company; to attract and retain new superior non-employee directors; and to aid in compensating non-employee directors for their services to the Company. The Company's non-employee directors are William C. Richardson, John D. Gaughan, Jeanne S. Stewart, Frank A. Modica, George A. Zettler and Carolyn M. Sparks.

  Stock options granted under the Option Plan are intended to be designated non-qualified options or options not qualified as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended. Subject to adjustment by reason of stock dividend or split or other similar capital adjustments, an aggregate of 120,000 shares of Common Stock are reserved for issuance under the Option Plan.

  The administration of the Option Plan is carried out by a committee ("Committee") consisting of not less than two non-employee directors of the Company selected by and serving at the pleasure of the Company's Board of Directors. The Committee, unless permitted by holders of the majority of outstanding Common Stock, shall not have any discretion to determine or vary any matters which are fixed under the terms of the Option Plan. Fixed matters include, but are not limited to, which non-employee directors shall receive awards, the number of shares of the Common Stock subject to each option award, the exercise price of any option, and the means of acceptable payment for the exercise of the option. The Committee shall have the authority to otherwise interpret the Option Plan and make all determinations necessary or advisable for its administration. All decisions of the Committee are subject to approval of the Company's Board of Directors. Current members of the Committee are Mr. Richardson and Mr. Zettler.

  Under the terms of the Option Plan, each option shall be exercisable in full one year after the date of grant. Unless special circumstances exist, each option shall expire on the later of the tenth anniversary of the date of its grant or two years after the non-employee director retires. Each non-employee director initially receives a one-time option to purchase 5,000 shares of Common Stock following his or her election to the Board of Directors or for those employee directors who became non-employee directors upon retirement as an employee such one-time option will be received at the next special or annual meeting, even if the non-employee director is not then a candidate to re-election to the Board of Directors. Thereafter, each non-employee director receives a grant to purchase 1,000 shares of Common Stock each year, until the shares reserved for the Option Plan are exhausted or until the Option Plan otherwise expires.

  The option exercise price is the greater of $75/8 or the fair market value, as defined under the Option Plan, of the Common Stock on the date such options are granted. The per share exercise price of options granted during 1996 pursuant to the Option Plan was $29.

  As of December 31, 1996, options representing 87,000 shares of Common Stock have been granted to the current six non-employee directors and two former non-employee directors and a director who has since become an employee. As of December 31, 1996, 21,000 options granted pursuant to the Option Plan had been exercised. Of the outstanding options remaining, options representing 51,000 shares of Common Stock are currently exercisable. The balance may not be exercised until May 31, 1997.

Executive Medical Reimbursement Plan

  The Company maintains a supplemental executive medical reimbursement plan entitled the Executive Medical Reimbursement Plan ("Reimbursement Plan"). Commencing in January 1997, the Reimbursement Plan will provide non-employee directors up to $5,000 in additional taxable health benefits for medical expenses not otherwise covered under the Company's regular health plan. Prior to January 1997, the Reimbursement Plan was only available to employee directors of the Company.

                  APPROVAL OF THE SHOWBOAT INC.
               1996 STOCK APPRECIATION RIGHTS PLAN

Introduction

  The Compensation Committee adopted and the Board of Directors of the Company ratified the Showboat, Inc. 1996 Stock Appreciation Rights Plan (the "Rights Plan"), subject to shareholder approval at the annual meeting. The Rights Plan provides for the granting of stock appreciation rights ("Rights") to certain key employees of the Company and its subsidiaries. A key employee granted Rights will be able to benefit in the general appreciation, if any, of the fair market value (as defined in the Rights Plan) of the Common Stock represented by such Rights to the extent that the fair market value of the Common Stock exceeds the exercise price of the Rights upon the occurrence of certain events. Holders of Rights will be entitled to receive from the Company cash in an amount equal to the excess, if any, of the market price of the Common Stock on the date of a Change in Control of the Company (as defined in the Rights Plan) over the exercise price of the Rights. A copy of the Rights Plan is attached to this Proxy Statement as an Appendix. The following is a brief summary of the Rights Plan, which is qualified in its entirety by reference to the Appendix.

Summary of the Rights Plan

  Purpose. The primary purpose of the Rights Plan is to induce key employees to remain with the Company and to compensate them in the event that a change in control transaction involving the Company should occur.

  Administration and Eligibility. The Rights Plan shall be administered by a committee consisting of at least two directors appointed by the Board of Directors, each of whom is not an employee of the Company or a subsidiary of the Company and otherwise qualifies as an "outside director" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Board of Directors appointed the Compensation Committee to administer the Rights Plan. Subject to the express provisions of the Rights Plan, the Compensation Committee has the sole authority to determine the key employees to whom Rights will be granted, the number of shares of Common Stock subject to Rights, the period during which Rights will be exercisable and other terms and conditions of the grant of such Rights. The
Compensation Committee also has the authority to interpret the Rights Plan, to prescribe, amend and rescind the rules and regulations relating to the Rights Plan and to make all other determinations necessary for its administration. Only key employees of the Company or any subsidiary of the Company (whether or not directors) are eligible for participation in the Rights Plan. As of March 31, 1997, the Company and its subsidiaries had approximately nine key employees.

  Effective  Date.   Rights  may be granted under the Rights Plan
during its ten-year term, commencing  on  September  3, 1996 (the
"Effective Date").

  Amount of Common Stock Subject to Rights. The Rights Plan provides that the total number of shares of Common Stock subject to Rights which may be issued pursuant to the Rights Plan will not exceed 800,000, with no individual employee to receive more than 120,000 Rights. The number of shares of Common Stock subject to Rights is subject to adjustment for any merger, consolidation, reorganization, recapitalization, stock dividends, stock splits or any other similar change in the capital structure of the Company.

  Exercise Price. The exercise price of each Right will be $24.58 in the case of the initial grant of Rights under the Rights Plan (which is more than 100% of the fair market value per share of Common Stock on the date of grant of such Right), and the exercise price of each Right granted after such initial grant will be equal to 115% of the fair market value per share of Common Stock on the date of the grant of such Right. The closing sale price of Common Stock on the New York Stock Exchange on March 31, 1997 was $19 3/4 per share.

  Exercise Period. Any Rights granted under the Rights Plan will be exercisable at any time within 30 days after a Change in Control of the Company, but in no event shall a Right be exercisable after the expiration of ten years from the Effective Date. Under the Rights Plan, a "Change in Control" occurs (i) if any person or other entity, including any person as defined in
Section 13(d)(3) of the Exchange Act becomes the beneficial owner, as defined in Rule 13d-3 of the Exchange Act, directly or indirectly, of more than 50% of the total voting power of all classes of capital stock of the Company entitled to vote for the election of directors (the "Voting Stock"), (ii) upon the closing of the sale of all or substantially all of the property or assets of the Company, or (iii) upon the closing of a consolidation or merger of the Company with another corporation, the consummation of which results in the shareholders of the Company immediately before the occurrence of the consolidation or merger owning, in aggregate, less than 50% of the Voting Stock of the surviving entity. Any Rights granted under the Rights Plan will be exercisable upon such additional terms and conditions as may be determined by the Compensation Committee.

  Non-Transferability of Rights. Rights granted under the Rights Plan will not be transferable, other than by will or the laws of descent and distribution, and, subject to certain conditions, Rights are exercisable only by the key employee during the lifetime of the key employee.

  Termination of Rights. Rights granted under the Rights Plan will expire on the earlier of (i) ten years after the Effective Date, or (ii) 30 days after a Change of Control of the Company. Unless otherwise provided by the Compensation Committee, Rights will also expire upon the termination of employment of the key employee with the Company or any of its subsidiaries; provided, however, that if the employment of such key employee is terminated (i) by reason of death or disability of the key employee, such Rights will be exercisable for one year after the date of such termination, or (ii) by reason of retirement of the key employee, or by the key employee for good reason (as defined in the Rights Plan), or by the Company other than for cause (as defined in the Rights Plan), such Rights will be exercisable for three months after the date of such termination. None of the termination events described above shall extend the period of exercisability of Rights beyond ten years from the Effective Date.

  Amendment of the Rights Plan. The Compensation Committee may, from time to time, amend the Rights Plan, but may not (except as provided in the Rights Plan upon a change in the capital structure of the Company), without the approval of the shareholders of the Company, increase the total number of shares of Common Stock subject to Rights which may be granted under the Rights Plan or which may be granted to any individual employee under the Rights Plan, reduce the exercise price of any Right granted under the Rights Plan, modify the provisions of the Rights Plan relating to eligibility or materially increase the benefits accruing to participants under the Rights Plan. No amendment of the Rights Plan may adversely affect any Rights previously granted under the Rights Plan without the consent of the holder of the Rights.

New Plan Benefits

  The table below sets forth the number of Rights that will be received by the five named executive officers, all executive officers as a group, all directors who are not executive officers as a group, and all employees, including all current officers who are not executive officers, as a group, if the Rights Plan is approved by the shareholders at the annual meeting.



                         Number of
                         Securities
                         Underlying     Exercisable or
      Name and         Rights Granted     Base Price      Expiration
 Principal Position         (#)           ($/SH)<F1>       Date<F2>
J. Kell Houssels, III     113,446           24.58         09/03/2006
 President and Chief
 Executive Officer

H. Gregory Nasky           73,315           24.58         09/03/2006
 Executive Vice
 President

Donald L. Tatzin           54,734           24.58         09/03/2006
 Executive Vice
 President

Herbert R. Wolfe           79,205           24.58         09/03/2006
 President and Chief
 Executive Officer of
 Atlantic City
 Showboat, Inc.

J. Keith Wallace           48,546           24.58         09/03/2006
 President and Chief
 Executive Officer of
 Showboat Marina
 Casino Partnership

All executive             640,000           24.58         09/03/2006
officers as a group
(14 persons)

All directors who are        0                0              N/A
not officers as a
group (6 persons)

All employees,               0                0              N/A
including all
officers who are not
executive officers,
as a group
(approximately 4,800
persons)


  <F1>The exercise price is greater than the closing bid price of the Company's Common Stock on the New York Stock Exchange on the date of grant of the Rights.
  <F2>Rights  granted  under the Rights Plan will expire  on  the earlier of (i) September 3, 2006, (ii) 30 days after a Change in Control of the Company, or (iii) upon the termination of employment of the key employee with the Company other than for certain reasons, such as death, disability, retirement or good cause. None of the Rights are "in-the-money" since the Rights are only exercisable in the event of a Change in Control.



Certain Federal Income Tax Consequences

  The statements in the following paragraphs of the principal federal income tax consequences of the Rights Plan are based on statutory authority and judicial and administrative interpretations, as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect). The law is technical and complex and the discussion below represents only a general summary.

  Rights. A key employee who receives a Right will not recognize any taxable income upon the grant of such Right. However, the employee generally will recognize ordinary income upon the receipt of cash pursuant to the exercise of a Right in an amount equal to the cash received.

  A federal income tax deduction generally will be allowed to the Company in an amount equal to the ordinary income included by the individual with respect to his or her Right, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

  Change in Control. In general, if the total amount of payments to an individual that are contingent upon a "change of control" of the Company (as defined in Section 280G of the Code), including payments under the Rights that become exercisable upon a "change in control," equals or exceeds three times the individual's "base amount" (generally, such individual's average annual compensation for the five calendar years preceding the change in control), then, subject to certain exceptions, the payments may be treated as "parachute payments" under the Code, in which case a portion of such payments would be non-deductible to the Company and the individual would be subject to a 20% excise tax on such portion of the payments. In such event, the Rights Payment will be reduced until no portion of the Rights Payments (or other payments or benefits in connection with a "change in control" of the Company) payable to such key employee would be subject to the excise tax.

  Certain Limitations on Deductibility of Executive Compensation. With certain exceptions, Section 162(m) of the Code denies a deduction to publicly held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including any deduction with respect to the exercise of Rights). One such exception applies to certain performance-based compensation, provided that such compensation has been approved by shareholders in a separate vote and certain other requirements are met. The Company believes that Rights granted under the Rights Plan should qualify for the performance-based compensation exception to Section 162(m).

Shareholder Vote Required

  Approval of the Rights Plan requires the affirmative vote of at least a majority of a quorum of shareholders present in person or represented by proxy at the Annual Meeting.

  THE BOARD OF DIRECTORS  RECOMMENDS  A  VOTE  IN  FAVOR  OF  THE
APPROVAL  OF  THE  SHOWBOAT,  INC. 1996 STOCK APPRECIATION RIGHTS
PLAN.

   RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

  The principal accountant nominated by the Audit Committee and selected by the Board of Directors for the current year is KPMG Peat Marwick. KPMG Peat Marwick and its predecessors have audited the Company's books since 1972. The Board directed that its selection of KPMG Peat Marwick be submitted to the shareholders for their approval. A representative of KPMG Peat Marwick is expected to be present at the annual meeting to respond to appropriate questions and to make a statement, if the representative deems it appropriate. The Board of Directors recommends a vote in favor of the ratification of KPMG Peat Marwick to be the Company's independent public accountant, to examine and report on the Company's financial statements for the year ending December 31, 1997.

  THE  BOARD   OF   DIRECTORS  RECOMMENDS  A  VOTE  IN  FAVOR  OF
RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK.

         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The Company entered into a five-year lease agreement with Exber, Inc. commencing on February 15, 1994, for land nearby the Las Vegas Showboat. Exber, Inc., a Nevada corporation controlled by John D. Gaughan, a Director of the Company, has rights to the land pursuant to a sublease agreement dated November 5, 1966. The Company pays monthly rent of $13,096 and has an option to purchase the land and all of Exber, Inc.'s rights thereto for the purchase price of $1,400,000.

  The Company's subsidiary, Atlantic City Showboat, Inc., leases space at the Atlantic City Showboat to R. Craig Bird, Executive Vice President-Finance and Administration and Chief Financial Officer of the Company, for the operation of a gift shop and certain vending machines. During 1996, Mr. Bird paid rent and vending commissions to Atlantic City Showboat, Inc. in the amount of $104,986 and $41,267, respectively.

  At all times during 1996, H. Gregory Nasky was a Director and Executive Vice President of the Company and the Secretary of the Company and its subsidiaries. Additionally, Mr. Nasky was of counsel to the law firm of Kummer Kaempfer Bonner & Renshaw, outside legal counsel to the Company. At all times during 1996, John N. Brewer, a partner of the law firm of Kummer Kaempfer Bonner & Renshaw, was an Assistant Secretary of the Company and its subsidiaries. During 1996, the law firm of Kummer Kaempfer Bonner & Renshaw was paid $185,706 by the Company's Nevada gaming subsidiary, $11,559 by the Company's New Jersey subsidiaries, $448,905 by the Company's Indiana subsidiaries (including for its initial public securities offering) $38,681 by the Company's Australia subsidiary, $8,451 by the Company's Louisiana subsidiaries, $221,227 by the Company in connection with its expansion opportunities and $105,881 by the Company for other parent company matters.

                        VOTING PROCEDURES

  A majority of a quorum of shareholders present in person or represented by proxy voting "For" the election of the nominees to the Board of Directors; voting "For" the approval of the Rights Plan; and voting "For" the ratification of the selection of independent public accountants, is sufficient to approve the matters being voted on at the meeting. A quorum of shareholders exists when 50% of the Company's issued and outstanding Common Stock is present and represented at the meeting. Abstentions and broker non-votes will be counted as shares that are present for purposes of determining the presence of a quorum. Abstentions and broker non-votes are treated as votes "Against" the election of the nominees, the Rights Plan or the selection of the independent public accountants. Neither the Company's Articles of Incorporation, Bylaws nor Nevada corporate statutes address the treatment and effect of abstentions and broker non-votes. The rules of the New York Stock Exchange provide, in certain situations, brokerage firms and member organizations the discretion to vote the shares held of record by them if the beneficial owner does not provide voting instructions for the shares within the requisite time period.

  The Company will appoint an Independent Inspector of Elections to tabulate the votes at the 1997 Annual Meeting of Shareholders. The Inspector of Elections shall then prepare a report indicating: (a) the number of "For" votes and "Against" votes for each nominee to the Board of Directors; (b) the number of "For" votes, "Against" votes and "Abstain" votes for approval of the Rights Plan; and (c) the number of "For" votes, "Against" votes and "Abstain" votes for the ratification of the selection of the Company's independent public accountants.

               1998 ANNUAL MEETING OF SHAREHOLDERS

  According to the Company's Restated Bylaws, the next annual meeting of shareholders is expected to be held on or about April 28, 1998. Shareholders desiring to present proper proposals at that meeting and to have their proposals included in the Company's proxy statement and form of proxy for that meeting must submit the proposal to the Company, and it must be received by the Company at its executive offices at 2800 Fremont Street, Las Vegas, Nevada 89104 no later than December 23, 1997. The proposal must comply with Securities and Exchange Commission Rule 14a-8.

               EXPENSES OF SOLICITATION OF PROXIES

  The expenses of making the solicitation of proxies for the 1997 Annual Meeting of Shareholders will consist of the costs of preparing, printing and mailing the proxies and proxy statements and the charges and expenses of brokerage houses, custodians, nominees or fiduciaries for forwarding documents to security owners. The Company has also retained Shareholder Communications Corporation, a proxy soliciting firm, to assist in solicitation of proxies at a fee estimated to be approximately $7,500, plus reimbursement of certain out-of-pocket expenses. The foregoing are the only contemplated expenses of solicitation and will be paid by the Company.

                         OTHER BUSINESS

  The Board of Directors does not know of any other business which will be presented for action by the shareholders at this annual meeting. However, if any business other than that set forth in the Notice of Annual Meeting of Shareholders should be presented at the meeting, the proxy committee named in the enclosed proxy intends to take such action as will be in harmony with the policies of the Board of Directors of the Company, and in that connection will use their discretion and vote all proxies in accordance with their judgment.

  The proxy materials and annual report are being mailed to shareholders of the Company who were shareholders at the close of business on March 31, 1997. Shareholders who cannot be present at the 1997 Annual Meeting of Shareholders are requested to fill out, date, sign and promptly return the accompanying form of proxy in the enclosed postage prepaid envelope.

                              By order of the Board of Directors,

                              /s/ H. Gregory Nasky
                              H. GREGORY NASKY,
                              Secretary

DATED:  April 18, 1997

                           APPENDIX

                         SHOWBOAT, INC.

             1996 STOCK APPRECIATION RIGHTS PLAN

     I.   Purposes

     Showboat, Inc. (the "Company") desires to afford certain of its key employees and certain key employees of its subsidiaries who are responsible for the continued growth of the Company, an opportunity to participate in the growth of the Company, and thus to create in such persons an increased interest in and a greater concern for the welfare of the Company and its subsidiaries.

     The stock appreciation rights ("Rights") offered pursuant to this 1996 Stock Appreciation Rights Plan (the "Plan") are a matter of separate inducement and are not in lieu of any salary or other compensation for the services of any key employee.

     II.  Grant of Stock Appreciation Rights Pursuant to the Plan

     The Company may, from time to time during the period beginning on September 3, 1996 (the "Effective Date") and ending on the tenth anniversary thereof grant Rights to certain key employees of the Company, or certain key employees of any subsidiary of the Company, under the terms hereinafter set forth. The total number of shares of common stock, $1.00 par value per share, of the Company ("Common Stock") subject to Rights which may be issued pursuant to this Plan shall not exceed 800,000, with no individual employee to receive in excess of 120,000 Rights, in both
cases  subject  to   adjustment  in  accordance with Article VIII
of the Plan.

     III. Administration

     The  board  of directors  of  the  Company  (the  "Board  of
Directors")   shall    designate   from   among   its  members  a
committee (the "Committee") to administer the Plan. The Committee shall consist of no less than two members of the Board of Directors, each of whom shall be an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and any regulations promulgated thereunder, and the Committee shall administer the Plan so as to comply at all times with
Section 162(m) of the Code. A majority of the members of the Committee shall constitute a quorum (or if the Committee consists of only two members, then both members shall constitute a quorum), and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be the acts of the Committee.

     Any member of the Committee may be removed at  any time with
or   without   cause   by   resolution   adopted by the Board  of
Directors and any vacancy on the Committee at any time may be filled by resolution adopted by the Board of Directors.

     Subject to and not inconsistent with the express provisions of the Plan, the Committee shall have authority, in its sole discretion, to:

     a.   determine  the  key  employees to whom Rights shall  be
granted, the time when such Rights shall be granted, the number of shares of Common Stock subject to Rights, the period(s) during which such Rights shall be exercisable (whether in whole or in part), the restrictions to be applicable to Rights and all other terms and provisions thereof (which need not be identical);

     b. require, as a condition to the granting of any Rights, that the person receiving such Rights agree not to sell or otherwise dispose of such Rights;

     c. provide (in accordance with Article X hereof or otherwise) the establishment of a procedure whereby the necessary amounts may be withheld from the total payments made to any person upon exercise of a Right to meet the obligation of withholding for income, social security and other taxes incurred by such person upon such exercise or required to be withheld by the Company in connection with such exercise;

     d.   prescribe,   amend,   modify   and  rescind  rules  and
regulations relating to the Plan;

     e. make all determinations permitted or deemed necessary, appropriate or advisable for the administration of the Plan, interpret any Plan or Rights provision, perform all other acts, exercise all other powers, and establish any other procedures determined by the Committee to be necessary, appropriate or advisable in administering the Plan or for the conduct of the Committee's business. Any act of the Committee, including interpretations of the provisions of the Plan or any Rights and determinations under the Plan or any Rights shall be final, conclusive and binding on all parties.

     The Committee may employ attorneys, consultants, accountants, or other persons as it may deem desirable for the administration of the Plan and may rely upon the advice, opinions or computations of any such persons. Expenses incurred by the Committee in the engagement of such persons shall be paid by the Company. No member or former member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or any Rights granted hereunder.

     IV.  Eligibility; Terms and Conditions of Stock Appreciation
          Rights

     Rights may be granted only to key employees of the Company or any subsidiary of the Company. The Plan does not create a right in any person to participate in, or be granted Rights under, the Plan.

     Any  Rights  granted  hereunder   shall,   unless  otherwise
provided in such Rights, vest immediately upon the grant of such Rights.

     The exercise price of a Right shall be $24.58 in the case of the initial grant of any Rights hereunder (which shall not be less than one hundred percent (100%) of the fair market value of one share of Common Stock on the date of grant of such Right) and the exercise price of a Right granted after such initial grant shall be equal to one hundred and fifteen percent (115%) of the fair market value of one share of Common Stock on the date of grant of such Right.

     Any Right granted hereunder shall be exercisable at any time during a period of not more than thirty (30) days after the date of a Change in Control of the Company (as hereinafter defined) (the "Exercise Period"); provided, however, that Right shall not be exercisable after the expiration of ten (10) years from the Effective Date. Any Right remaining unexercised at the earlier of
(i) the expiration of ten (10) years from the Effective  Date  or
(ii) the close of business on the last day of the Exercise Period, shall expire on such date.

     Any Right shall be exercisable upon such additional terms and conditions as may from time to time be prescribed by the Committee.

     The Committee shall have the right to accelerate, in whole or in part, from time to time, conditionally or unconditionally, rights to exercise any Right granted hereunder.

     Except as otherwise provided below or in the terms of the grant of any Right, the exercise of a Right, in the manner described in Article V below, shall entitle the holder to receive from the Company, cash, in an aggregate amount equal to the excess, if any, of fair market value per share of Common Stock on the date of the Change in Control of the Company over the exercise price of the Right as specified in such Right.

     For purposes of the Plan, "fair market value," with respect to any date of determination, means:

          (i) if the shares of Common Stock are listed or admitted to trading on a national securities exchange in the United States or reported through the NASDAQ Stock Market ("NASDAQ"), then the closing sale price on such exchange or NASDAQ on such date or, if no trading occurred or quotations were available on such date, then on the closest preceding date on which the shares of Common Stock were traded or quoted; or

          (ii) if not so listed or reported but an active public market for the shares of Common Stock exists (as determined in the sole discretion of the Committee, whose decision shall be conclusive and binding), then the average of the closing bid and ask quotations per share of Common Stock in the over-the-counter market for such shares of Common Stock in the United States on such date or, if no such quotations are available on such date, then on the closest date preceding such date. For purposes of the foregoing, a market in which trading is sporadic and the ask quotations generally exceed the bid quotations by more than 15% shall not be deemed to be an "active public market"; or

          (iii) in  the  case  of  a  Change in  Control  of  the
Company, (A) the highest price per share of Common Stock paid by the "person" described in clause (a) of the definition of "Change in Control of the Company", (B) the fair market value per share of Common Stock (determined as provided in (i) and (ii) above) on the date of a transaction described in clause (b) of the definition of "Change in Control of the Company" and (C) the amount of cash (or the fair market value of other property, as determined by the Committee in its sole discretion) paid per share of Common
Stock in the case of a transaction described in clause (c) of the definition of "Change in Control of the Company".

     If the Committee determines that an active public market does not exist for the shares of Common Stock, or in the case of a determination to be made by the Committee pursuant to (iii) above, the Committee shall determine the fair market value of the shares of Common Stock in its good faith judgment based on the total number of shares of Common Stock then outstanding, taking into account all outstanding options, warrants, rights or other securities exercisable or exchangeable for, or convertible into, shares of Common Stock.

     For purposes of the Plan, a "Change in Control of the Company" shall occur (a) if any person or other entity, including any person as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") becomes the beneficial owner, as defined in Rule 13d-3 of the Exchange Act, directly or indirectly, of more than fifty percent (50%) of the total combined voting power of all classes of capital stock of the Company normally entitled to vote for the election of directors of the Company (the "Voting Stock"), (b) upon the closing of the sale of all or substantially all of the property or assets of the Company or (c) upon the closing of a consolidation or merger of the Company with another corporation, the consummation of which results in the stockholders of the Company immediately before the occurrence of the consolidation or merger owning, in the aggregate, less than 50% of the Voting Stock of the surviving entity.

     In the event that any payment or benefit received or to be received by a holder of a Right pursuant to the terms of this Plan or the Rights (the "Rights Payments") or of any other plan, arrangement or agreement of the Company (or any affiliate) ("Other Payments" and, together with the Rights Payments, the "Payments") would, in the opinion of independent tax counsel selected by the Company and reasonably acceptable to the employee ("Tax Counsel"), be subject to the excise tax (the "Excise Tax") imposed by section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (in whole or in part), as determined as provided below, the Rights Payments shall be reduced (but not below zero) until no portion of the Payments would be subject to the Excise Tax. For purposes of this limitation, (i) no portion of the Payments the receipt or enjoyment of which the employee shall have effectively waived in writing shall be taken into account, (ii) only the portion of the Payments which in the opinion of Tax Counsel constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the Code shall be taken into account, (iii) the Payments shall be reduced only to the extent necessary so that the Payments would not be subject to the Excise Tax, in the opinion of Tax Counsel, and (iv) the value of any noncash benefit or any deferred payment or benefit included in such payments shall be determined in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

     V.   Exercise of Stock Appreciation Rights

     A holder shall exercise a Right by submitting to the Company
at  its  principal   office   a   written  notice  (the "Notice")
specifying   the   number   of  Rights  being exercised  and  the
exercise price(s) of such Rights.

     Except as otherwise provided herein, the exercise of a Right shall entitle the holder to receive from the Company, within ten (10) business days of the date of receipt of the Notice by the Company at its principal office, an amount of cash determined as set forth in Article IV hereof.

     VI.  Nontransferability of Stock Appreciation Rights

     Any Right granted hereunder shall not be transferable, other than by will or the laws of descent and distribution, and any Right granted hereunder shall, subject to Article VIII hereof, be exercisable, during the lifetime of the holder, only by such holder.

     VII. Termination of Employment

     Upon termination of employment of any key employee with the Company and all subsidiary corporations of the Company, any Right previously granted to such employee, unless otherwise specified by the Committee in the Right shall, to the extent not theretofore exercised, terminate and become null and void; provided, however, that:

     A. if any key employee shall die while in the employ of such corporation or during either the one (l) year or three
(3) month period, whichever is applicable, specified in clauses (B) and (C) below, any Right granted hereunder, unless otherwise specified by the Committee in the Right, shall be exercisable by the legal representative of such employee or such person who acquired such Right by bequest or inheritance or by reason of the death of such employee, at any time up to and including one (1) year after the date of death;

     B. if the employment of any key employee shall terminate by reason of such employee's disability (as described in
Section  22(e)(3)  of  the  Code),  any Right granted  hereunder, unless otherwise specified by the Committee in the Right, shall be exercisable at any time up to and including one (1)
year   after   the   effective   date   of  such  termination  of
employment;

     C.   if the employment  of  any key employee shall terminate
(i) by reason of the employee's retirement (at such age or upon such conditions as shall be specified by the Committee), (ii) by the key employee for "good reason" (as defined below), or (iii) by the employer other than for cause (as defined below), such Right, unless otherwise specified by the Committee in the Right, shall be exercisable at any time up to and including three (3) months after the effective date of such termination of employment; and

     D. if the employment of any employee shall terminate by any reason other than that provided for in clauses (A), (B) or (C) above, such Right, unless otherwise specified by the Committee in such Right shall, to the extent not theretofore exercised, become null and void.

     None of the events described above shall extend the period of exercisability of the Right beyond the expiration date thereof.

     If an Right granted hereunder shall be exercised by the legal representative of a deceased grantee or by a person who acquired an Right granted hereunder by bequest or inheritance or by reason of the death of any employee or former employee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such Right.

     For purposes of the Plan, the  term  "for  cause" shall mean
(a) with respect to an employee who is a party to a written severance agreement with, or, alternatively, participates in a compensation or benefit plan (other than the Plan) of, the Company or a subsidiary corporation of the Company, which agreement or plan contains a definition of "for cause" or "cause" (or words of like import) for purposes of termination of employment or services thereunder by the Company or such subsidiary corporation of the Company, "for cause" or "cause" as defined therein (if an employee is both party to a severance agreement and participates in such a plan, the definition contained in such agreement shall control); or (b) in all other cases, as determined by the
Committee  in   its  sole  discretion,  the willful and continued
misconduct of an employee or the willful and continued failure of an employee to substantially perform the duties of such employee to the Company or a subsidiary corporation of the Company (other than due to physical or mental illness), if such failure or misconduct is materially damaging or materially detrimental to the business and operations of the Company and has not been cured within thirty (30) days after written notice thereof has been given to the employee by the Committee.

     For purposes at the Plan, the term "good reason" shall mean:

          (i) the assignment to the employee of any duties inconsistent with the position in the Company that the employee held immediately prior to the Change in Control of the Company, or a significant adverse alteration in the nature or status of the responsibilities or the conditions of employment of the employee from those in effect immediately prior to such Change in Control of the Company;

          (ii) a reduction by the Company in the annual base salary of the employee as in effect immediately prior to the Change in Control of the Company;

          (iii) the relocation of the Company's offices at which the employee is principally employed immediately prior to the Change in Control of the Company to a
     location   more   than   25   miles  from  such  location or
     the Company's requiring the employee to be based anywhere other than the Company's offices at such location except for required travel on the Company's business to an extent substantially consistent with the employee's business travel
     obligations   prior   to   the   Change  in Control  of  the
     Company;

          (iv) the failure by the Company to pay to the employee any portion of current compensation or to pay to the employee any portion of an installment of deferred compensation under any deferred compensation program of the Company within seven (7) days of the date such compensation is due;

          (v) the failure by the Company to continue in effect any material compensation or benefit plan in which the employee participates immediately prior to the Change in Control of the Company unless an equitable arrangement (embodied in an on-going substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the employee's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the employee's participation relative to other participants, as existed at the time of the Change in Control of the Company;

          (vi) the failure by the Company to continue to provide the employee with benefits substantially similar to those enjoyed by the employee under any of the Company's life insurance, medical, health and accident, or disability plan in which the employee participates at the time of the Change in Control of the Company, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits, or the failure by the Company to provide the employee with the number of paid vacation days to which the employee is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect at the time of the Change in Control of the Company; or

          (vii)     any  purported termination of employment that
     is  not  effected   in   a  manner satisfying the definition
     of "for cause" hereunder.

     For purposes of the Plan, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of determination, the individual was an "employee" of such corporation for purposes of Section 422(a) of the Code, If an individual is on leave of absence taken with the consent of the corporation by which such individual was employed, or is on active military service, and is determined to be an "employee" for purposes of the exercise of Right, such individual shall not be entitled to exercise such Right during such period and while the employment is treated as continuing intact unless such individual shall have contained the prior written consent of such corporation, which consent shall be signed by the chairman of the board of directors, the president, a senior vice-president or other duly authorized officer of such corporation.

     A termination of employment shall not be deemed to occur by reason of (i) the transfer of an employee from employment by the Company to employment by a subsidiary corporation of the Company or (ii) the transfer of an employee from employment by a subsidiary corporation of the Company to employment by the Company or by another subsidiary corporation.

     VIII.     Adjustment of Shares; Effect of Certain
               Transactions

     Notwithstanding any other provision contained herein, in the event of any change in the shares of Common Stock subject to the Plan or to any Right granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or other like change in the capital structure of the Company), the Committee shall make any appropriate adjustments to the total number of shares of Common Stock which may be subject to Rights under the Plan, the maximum number of shares of Common Stock for which Rights may be granted to any employee and the number of shares of Common Stock and fair market value per share of Common Stock subject to outstanding Rights as shall be equitable to prevent dilution or enlargement of rights under such Rights, and the determination of the Committee as to these matters shall be conclusive and binding on the holder.

     IX.  Right to Terminate Employment

     The Plan shall not impose any obligation on the Company or on any subsidiary corporation to continue the employment of any holder of a Right and it shall not impose any obligation on the part of any holder of a Right to remain in the employ of the Company or of any subsidiary corporation.

     X.   Withholding Taxes

     The Company shall have the right to withhold the amount of any taxes required by any governmental authority to be withheld or otherwise deducted and paid by the Company in respect of any sums due or to become due from the Company to the employee from such sums upon such terms and conditions as the Committee shall prescribe. In lieu thereof, the Company may require an employee exercising any Right to reimburse the Company for such taxes.

     XI.  Amendment of the Plan

     The Committee may, from time to time, amend the Plan, provided that no amendment shall be made, without the approval of the stockholders of the Company, that will (a) increase the total number of shares of Common Stock subject to Rights under the Plan or the maximum number of shares of Common Stock for which Rights may be granted to any employee (other than an increase resulting from an adjustment provided for in Article VIII hereof), (b) reduce the exercise price of any Right granted hereunder, (c) modify the provisions of the Plan relating to eligibility, or (d) materially increase the benefits accruing to participants under the Plan. The Rights and obligations under any Rights granted before amendment of the Plan or any unvested or unexercised portion of such Rights shall not be adversely affected by amendment of the Plan or the Rights without the consent of the holder of the Rights.

     XII. Termination or Suspension of the Plan

     The Committee may at any time suspend or terminate the Plan. Rights may not be granted while the Plan is suspended or
after   it   is   terminated.  Rights  and obligations under  any
Bights granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the
Plan, except upon the consent of the person to whom the Rights were granted. The power of the Committee to construe and administer any Rights granted prior to the termination or suspension of the Plan under Article III nevertheless
shall    continue   after   such   termination   or  during  such
suspension.

     XIII.  Governing Law

     The Plan,  such  Rights as may be granted thereunder and all
related  matters  shall   be   governed   by,  and  construed and
enforced   in   accordance   with,   the   laws  of the State  of
Nevada.

     XIV. Partial Invalidity

     The invalidity or illegality of any provision herein shall not be deemed to affect the validity of any other provision.

     XV.  Notices

     All  notices  hereunder  shall  be  sent by registered mail, postage prepaid, to the Company at its principal place of business, or to a holder of any Rights, or any permitted transferee, at his last known address, or the address, if any, appearing on the books of the Company.

     XVI. Effective Date

     The Plan shall become effective at 5:00 P.M., Las Vegas, Nevada time, on the Effective Date; provided, however, that if the Plan is not approved by a vote of the stockholders of
the  Company  at   the  first  meeting of stockholders after such
date,   the  Plan  and   any   Rights  granted  thereunder  shall
terminate.

                            SHOWBOAT, INC.

        PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 29, 1997
                    SOLICITED BY THE BOARD OF DIRECTORS

  The undersigned shareholder of Showboat, Inc. ("Company") hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement and the 1996 Annual Report of the Company in connection with the annual meeting of shareholders of the Company to be held at the Memphis Room, Showboat Hotel, Casino and Bowling Center, 2800 Fremont Street, Las Vegas, Nevada 89104, on Thursday, May 29, 1997, at 10:00 a.m., local time, and hereby appoints William C. Richardson, George A. Zettler and Carolyn M.
Sparks,  and  each   or   any   of  them,  proxies, with power of
substitution, to attend and to vote all shares the undersigned would be entitled to vote if personally present at said annual meeting and at any adjournment thereof. The proxies are instructed to vote as follows:

                    (To be Signed on Reverse Side)




[X] Please mark your
    votes as in this
    example
1.  Election of                FOR   WITHHELD  Nominees:  John D. Gaughan  H. Gregory Nasky
    Directors.                 [ ]     [ ]                Frank A. Modica  J. Kell Houssels, III


    For, except vote withheld from the following nominee(s)
    ____________________________________________________


2.  Approval of Showboat, Inc.               FOR  AGAINST   ABSTAIN
    1996 Stock Appreciation Rights Plan.     [ ]    [ ]       [ ]

3.  Approval of KPMG Peat Marwick            FOR  AGAINST   ABSTAIN
    as Independent Public Accountants.       [ ]    [ ]       [ ]

4. In their discretion, upon such other business as may properly come before the annual meeting.


This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. (If no direction is made, this proxy will be voted For Proposals 1, 2, and 3, and in the discretion of the proxies on such other business that may properly come before the meeting).

PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY, USING
THE ENCLOSED ENVELOPE.




SIGNATURE(S) _______________________   DATE: ___________________

NOTE: Please sign exactly as name appears herein. Joint owners should each sign. If shares are held in the name of two or more persons, all must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, sign full corporate name by duly authorized officer.